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                                                                   Exhibit 4.2

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of December 10, 1999, by and between Xircom, Inc., a California corporation (the "Company"), and KPMG LLP, a Delaware Partnership ("KPMG"), with reference to the following facts:

     A. Pursuant to that certain Stock Purchase Agreement (the "Purchase Agreement") of even date herewith, the Company and KPMG have agreed that the Company issue shares of the Company's common stock, $.00l par value (the "Common Stock"), in full payment for, and full satisfaction of, certain obligations owed by the Company for services rendered by KPMG to the Company.

     B. The Company desires to sell to KPMG shares of Common Stock (the "Purchased Shares") on the terms and conditions set forth in the Purchase Agreement.

     C. The Company agrees to provide certain registration rights to KPMG pursuant to this Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Registration of Purchased Shares.

          1.1 Registration of Purchased Shares. The Company shall file a registration statement under the 1933 Act covering the registration of the Purchased Shares which shall become effective no later than March 31, 2000. Notwithstanding the foregoing, if the Company shall furnish to KPMG, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith reasonable judgment of the Board of Directors of the Company, it would be materially detrimental to any material financing, acquisition, corporate reorganization or merger or other transaction involving the Company and its shareholders for such registration statement to be filed, then the Company shall have the right to defer such filing or declaration of effectiveness of the registration statement for a period of not more than forty-five (45) days after March 31, 2000; provided, however, that the Company
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shall not be entitled to defer such filing if the materially detrimental reason ceases to exist within such forty-five (45)-day period and the Company may not defer a filing more than once in any twelve (12)-month period. If the Company fails to cause such a registration statement to be declared effective by June 30, 2000, and on such date, the Company is not entitled to defer the filing or declaration of the registration statement as permitted under this Section 1.1,
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the Company agrees to purchase the Purchased Shares from KPMG, within five (5)
days of receipt of a written request from KPMG. The purchase price of the Purchased Shares shall be the average closing price for the Common Stock for the ten (10) days preceding the sale.

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          1.2  Expenses. All expenses incurred in connection with the registration of the Purchased Shares, including, without limitation, all federal and "Blue Sky" registration, filing and qualification fees, printer's and accounting fees, and fees and disbursements of counsel for the Company (but excluding underwriters, discounts and commissions relating to shares sold by KPMG and legal fees of counsel for KPMG), shall be borne by the Company.

          1.3  Obligations of the Company. The Company shall:

          (a) Prepare and file with the Commission a registration statement with respect to the Purchased Shares and use its best efforts to cause such registration statement to become effective; provided, however, that the Company
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shall not be required to keep any such registration statement effective for more than one year.

          (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to KPMG such number of copies of the prospectus, in conformity with the requirements of the 1933 Act, and such other documents as it may reasonably request in order to facilitate the disposition of the Purchased Shares owned by it that are included in such registration.

          (d) Use its best efforts to register and qualify the Purchased Shares covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by KPMG, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) Notify KPMG at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and the Company shall promptly prepare a supplement or amendment to such prospectus so that after delivery of the prospectus, as so supplemented or amended, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing,

          1.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action under this Section that KPMG furnish to the Company such information regarding itself, the Purchased Shares held by it, and the intended

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method of disposition of such securities as shall be required to timely effect the registration of its Purchased Shares.

          1.5  Indemnification.

               (a) To the extent permitted by law, the Company will indemnify and hold harmless KPMG, the partners, officers and directors of KPMG, any underwriter (as determined in the 1933 Act) for KPMG and each person, if any, who controls KPMG or underwriter within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                    (i) Any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                    (ii) The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                    (iii) Any violation or alleged violation by the Company of the 1933 Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the 1933 Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement; and the Company will reimburse KPMG and its partners, officers or directors, underwriters or controlling persons for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection
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shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable, in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by KPMG or its partners, officers, directors, underwriters or controlling persons.

               (b) To the extent permitted by law, KPMG will indemnify and hold harmless the Company, each of its directors and officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, and any underwriter, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such directors> officers, controlling persons, or underwriters may become subject under the 1933 Act, the Exchange Act or other federal or state law, insofar as

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such losses, claims, damages or liabilities (or actions in respect thereto)
arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by KPMG expressly for use in connection with such registration, and KPMG will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the
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indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of KPMG, which consent shall not be unreasonably withheld.

               (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party
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shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, to the extent that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnified party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

               (d) The foregoing indemnity agreements of the Company and KPMG are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the 1933 Act.

     2. Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties.

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     3.  Governing Law. This Agreement will be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

     4. Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits or schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference

     5. Meaning of Include and Including. Whenever in this Agreement the word "include" or "including" is used, it shall be deemed to mean "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

     6. Notices. Any and all notices, demands, requests or other communications required or permitted by this Agreement or by law to be served on, given to or delivered to any party hereto by any other party to this Agreement shall be in writing and shall be deemed duly served, given or delivered upon delivery by facsimile transmission (confirmed by any of the methods that follow), by courier service (with proof of service), by hand delivery, or by certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

     If to the Company:  Xircom, Inc.
                         2300 Corporate Center Drive
                         Thousand Oaks, CA 91320
                         Attn: General Counsel

     If to KPMG:         KPMG LLP
                         500 East Middlefield Road
                         Mountain View, CA 94043
                         Attn: Gregory A Martin

Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail. Either party may change their address for the purposes of this Agreement, by giving notice of the change, in the manner required by this Paragraph, to the other party.

     7. Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the

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Company and KPMG. Any amendment or waiver effected in accordance with this
Section will be binding upon KPMG, the Company and their respective successors and assigns.

     8. Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

     9. Entire Agreement. This Agreement, together with all Exhibits and schedules hereto, and the separate Stock Purchase Agreement of even date herewith, constitute the entire agreement and understanding of the parties with respect to the subject matters thereof and supersede any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matters thereof.

     10. Further Assurances. From and after the date of this Agreement upon the request of KPMG or the Company, the Company and KPMG will execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

      11. Fees, Costs and Expenses. All fees, costs and expenses (including attorneys' fees and expenses) incurred by either party hereto in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby and thereby, shall be the sole and exclusive responsibility of such party.

     12. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


XIRCOM, INC.                                   KPMG LLP,
a California Corporation                       a Delaware Partnership



By: /s/ Randall H. Holliday                    By: /s/ Gregory A. Martin
    ---------------------------                    --------------------------
        Randall H. Holliday                            Gregory A. Martin

Its:    General Counsel                        Its:    Partner
     --------------------------                     -------------------------

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